Exhibit 10.16

Employee Warrant Agreement

Employee Warrant Purchaser:
Purchase Date:
Aggregate Purchase Price:  $
Number of Employee Warrant Shares:
Exercise Price Per Employee Warrant Share: $

FORM OF EMPLOYEE WARRANT AGREEMENT

THIS EMPLOYEE WARRANT AGREEMENT (the “Agreement”), dated as of the purchase date set forth above (the “Purchase Date”), is made by and between Oruka Therapeutics, Inc., a Delaware corporation (the “Company”), and the individual set forth above, who is an employee of or service provider to the Company (the “Employee Warrant Purchaser”).

[WHEREAS, the Company and the Employee Warrant Purchaser are parties to that certain [Offer Letter] dated as of [  ], 2024 (the “Employment Agreement”);]

WHEREAS, [in accordance with the terms of the Employment Agreement], the Company wishes to afford the Employee Warrant Purchaser the opportunity to purchase shares of its common stock, par value $0.0001 per share (the “Common Stock”), pursuant to the terms and conditions of this Agreement;

WHEREAS, the Warrant (as defined below) being purchased pursuant to this Agreement is not being granted as an award pursuant to the Amended and Restated Oruka Therapeutics, Inc. 2024 Equity Incentive Plan, as amended by the First Amendment dated May 7, 2024 (as may be amended from time to time, the “Current Plan”), but shall be subject to terms and conditions substantially identical to the terms and conditions set forth in the Current Plan as if the Warrant were a [nonstatutory] stock option award granted under the Current Plan; provided, that following the closing pursuant to the Agreement and Plan of Merger and Reorganization by and among the Company, Atlas Merger Sub Corp, a Delaware corporation, Atlas Merger Sub II, LLC, a Delaware limited liability company and ARCA biopharma, Inc., the Warrant shall instead be subject to the terms and conditions substantially identical to the terms and conditions set forth in the Oruka Therapeutics, Inc. 2024 Stock Incentive Plan (as may be amended from time to time, the “New Plan”) as if the Warrant were a [nonqualified] stock option award granted under the New Plan and, in each case, as if the Warrant were a stock option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code;

WHEREAS, unless provided otherwise herein, the terms and conditions of the Current Plan or the New Plan, as applicable, that are applicable to an award of stock options granted under the Current Plan or the New Plan, as applicable, are incorporated herein by this reference and made a part of this Agreement;

WHEREAS, any capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Current Plan or the New Plan, as applicable; and

WHEREAS, the Board has determined that it would be in the best interests of the Company and its stockholders to sell this Warrant to the Employee Warrant Purchaser [as an incentive for increased efforts during his or her employment with the Company], and has approved the sale of this Warrant on the Purchase Date and has advised the Company thereof and instructed the undersigned officer to sell said Warrant to the Employee Warrant Purchaser.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I
WARRANT SALE AND PURCHASE

1.1. Purchase and Sale of Warrant. For good and valuable consideration, effective as of the Purchase Date, the Company sold to the Employee Warrant Purchaser and the Employee Warrant Purchaser purchased from the Company a Warrant to purchase the number of shares of Common Stock set forth above upon the terms and conditions set forth in this Agreement (this “Warrant”).

1.2. Exercise Price. Subject to Section 2.1, the exercise price of the shares of Common Stock covered by this Warrant shall be the price per share set forth above without commission or other charge (which was the Fair Market Value per share of the Common Stock on the Purchase Date).

ARTICLE II
ADJUSTMENTS

2.1. Adjustments to Warrant. In the event of a merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Common Stock or the value thereof, such adjustments and other substitutions shall be made to this Warrant as the Board, in its sole discretion, deems equitable or appropriate, including adjustments in the number, class, kind and exercise price of securities subject to this Warrant (including, if the Board deems appropriate, the substitution of similar options to purchase the shares of another company, as the Board may determine to be appropriate in its sole discretion). Any of the foregoing adjustments may provide for the elimination of any fractional share. For purposes of this Agreement, “Board” means, as applicable, the Board and any Committee (as such terms are defined in the Current Plan and the New Plan, as applicable).

ARTICLE III
PERIOD OF EXERCISABILITY

3.1. Exercisability of Warrant.

(a) So long as the Employee Warrant Purchaser continues to be employed by the Company or any of its subsidiaries, this Warrant shall become exercisable pursuant to the following schedule: (1) one-quarter (1/4) of the shares subject to the Warrant shall vest on the first (1st) anniversary of the Vesting Commencement Date; and (2) three-quarters (3/4) of the shares subject to the Warrant shall vest in 36 equal installments (rounded down to the nearest whole share except for the last installment on which the remaining unvested portion shall vest) on each one-month (1-month) anniversary thereafter over the subsequent 36-month period (each anniversary, a “Vesting Date”). If the Employee Warrant Purchaser ceases to be an employee or service provider prior to the vesting of all or any portion of this Warrant, then the unvested portion of this Warrant shall terminate and not be exercisable and the vested portion of the Warrant, if any, shall remain exercisable until the earlier of (i) three (3) months following the Employee Warrant Purchaser’s termination and (ii) the Expiration Date (as defined below).

(b) Termination. [Except as set forth in the Employment Agreement with respect to equity-based awards subject to time-based vesting, upon][Upon] Employee Warrant Purchaser’s termination prior to a Vesting Date for any reason, then the unvested portion of this Warrant shall terminate and shall not be exercisable and the vested portion of this Warrant, if any, shall continue to be exercisable until the earlier of (1) three (3) months following the employee’s termination and (2) the Expiration Date; provided, however, that in the event Employee Warrant Purchaser’s termination is for Cause (as defined in the Employment Agreement), the entire Warrant, whether vested or unvested, shall terminate and shall not be exercisable. Notwithstanding the foregoing, if Employee Warrant Purchaser is terminated due to death or disability, the vested portion of this Warrant, if any, shall continue to be exercisable until the earlier of (i) 12 months following such termination and (ii) the Expiration Date.

3.2. Change of Control. Except as otherwise provided herein, upon a Reorganization Event (as defined in the Current Plan) or a Change in Control (as defined in the New Plan), this Warrant shall be treated in accordance with the terms of Section 8 of the Current Plan or Section 16 of the New Plan, as applicable.

3.3. Expiration Date. This Warrant shall expire, and shall be unexercisable after, the tenth (10th) anniversary of the Purchase Date (the “Expiration Date”).

ARTICLE IV
EXERCISE OF WARRANT

4.1. Person Eligible to Exercise. During the lifetime of the Employee Warrant Purchaser, only the Employee Warrant Purchaser may exercise this Warrant or any portion thereof. After the death or disability of the Employee Warrant Purchaser, any exercisable portion of this Warrant may be exercised by his or her personal representative or by any person empowered to do so under the Employee Warrant Purchaser’s will or under the then applicable laws of descent and distribution until the earlier of (1) 12 months following the death or disability of the Employee Warrant Purchaser and (2) the Expiration Date.

4.2. Partial Exercise. Any exercisable portion of this Warrant or the entire Warrant, if then wholly exercisable, may be exercised in whole or in part at any time (subject to any Company trading window limitations) prior to the time when this Warrant becomes unexercisable pursuant to the terms of this Agreement; provided, however, that any partial exercise shall be for whole shares of Common Stock only.

4.3. Manner of Exercise. The exercise price for shares of Common Stock to be acquired upon exercise of this Warrant shall be paid in full in any manner permitted by the Current Plan or the New Plan, as applicable.

4.4. Conditions to Issuance of Stock. The Company shall not be required to issue or deliver any Common Stock purchased upon the exercise of this Warrant or portion thereof prior to fulfillment of all of the following conditions:

(a) The obtaining of approval or other clearance from any state or federal governmental agency or stock exchange that the Board shall, in its reasonable and good faith discretion, determine to be necessary or advisable; and

(b) The receipt by the Company of such assurance of compliance with federal and state securities laws as it may deem necessary or advisable.

4.5. Rights as Stockholder. Employee Warrant Purchaser shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of this Warrant or any portion thereof unless and until a certificate or certificates representing such shares shall have been issued by the Company to the Employee Warrant Purchaser or a book entry representing such shares has been made and such shares have been deposited with the appropriate registered book-entry custodian. The Company shall not be liable to the Employee Warrant Purchaser for damages relating to any delay in issuing shares or a stock certificate to Employee Warrant Purchaser, any loss of a certificate, or any mistakes or errors in the issuance of shares or a certificate to Employee Warrant Purchaser.

4.6. Withholding. To the extent applicable, the Company shall have the right to withhold from Employee Warrant Purchaser’s compensation or to require Employee Warrant Purchaser to remit sufficient funds to satisfy applicable withholding tax obligations upon the exercise of this Warrant. Subject to any applicable limitations in the Current Plan or the New Plan, as applicable, and approval of the Board, Employee Warrant Purchaser may, in order to fulfill the withholding obligation, make payment to the Company in any manner permitted under Section 9(e) of the Current Plan or Section 19 of the New Plan, as applicable. The Company shall not withhold from the exercise of this Warrant more shares than are necessary to meet the established tax withholding requirements of federal, state and local obligations and pay the exercise price of this Warrant. The Company shall be authorized to take any such action as may be necessary, in the opinion of the Company’s counsel, to satisfy the Company’s obligations for payment of such taxes.

ARTICLE V
MISCELLANEOUS

5.1. Warrant Not Transferable. Neither this Warrant nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Employee Warrant Purchaser or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.1 shall not prevent transfers by will or by the applicable laws of descent and distribution, or transfers to which the Board has given prior written consent subject to the conditions set forth in Section 9(a) of the Current Plan or Section 17 of the New Plan, as applicable.

5.2. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Employee Warrant Purchaser shall be addressed to him or her at the address stated in the Company’s records. By a notice given pursuant to this Section 5.2, either party may hereafter designate a different address for notices to be given to the party. Any notice, which is required to be given to the Employee Warrant Purchaser, shall, if the Employee Warrant Purchaser is then deceased, be given to the Employee Warrant Purchaser’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 5.2. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or when delivered personally to the Secretary or Employee Warrant Purchaser.

5.3. Amendment. The Board may amend or modify the terms of this Agreement at any time subject to any applicable restrictions in the Current Plan or the New Plan, as applicable, and further provided that no amendment or modification of this Agreement shall in any manner materially and adversely affect Employee Warrant Purchaser’s rights hereunder without Employee Warrant Purchaser’s consent, except as permitted under the applicable provisions of the Current Plan or the New Plan, as applicable, or to bring this Warrant into compliance with the requirements of Code Section 409A or to qualify for an exemption under Code Section 409A.

5.4. Governing Law. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

5.5 No Guarantee of Employment. Nothing in this Agreement or the Current Plan or the New Plan, as applicable, shall confer upon the Employee Warrant Purchaser any right to continue in the employment of the Company or its subsidiaries or shall interfere with or restrict in any way the rights of the Company and its subsidiaries, which are hereby expressly reserved, to terminate the employment of the Employee Warrant Purchaser at any time for any reason whatsoever, with or without Cause.

5.6 Board Authority; The Plans. By accepting any benefit under this Agreement, Employee Warrant Purchaser and any person claiming under or through Employee Warrant Purchaser shall be conclusively deemed to have indicated his, her or its acceptance and ratification of, and consent to, terms and conditions that are substantially identical to the terms and conditions applicable to similar awards granted under the Current Plan or the New Plan, as applicable, and this Agreement and any action taken with respect to this award by the Board or the Company, in any case in accordance with the terms and conditions of this award. This Agreement is subject to terms, provisions and conditions substantially identical to those of the Current Plan or the New Plan, as applicable, that are applicable to similar awards granted under the Current Plan or the New Plan, as applicable, which are incorporated herein by reference, and to such rules, policies and regulations as may from time to time be adopted by the Board. The Board will have the power to interpret the Current Plan or the New Plan, as applicable, as applicable to this award and this Agreement and to adopt such rules for the administration, interpretation and application of the Current Plan or the New Plan, as applicable, to this award as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board in good faith will be final and binding upon Employee Warrant Purchaser, the Company and all other interested persons. No member of the Board will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

5.7 Clawback Policy. This Agreement, the Warrant and any economic benefits recognized by the Employee Warrant Purchaser in connection with the Warrant are subject to the Company’s Incentive Compensation Clawback Policy as provided from time to time.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Purchase Date.

ORUKA THERAPEUTICS, INC.:

By:
	Name:	Lawrence Klein
	Title:	Chief Executive Officer

[Signature Page to Employee Warrant Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Purchase Date.

EMPLOYEE WARRANT PURCHASER:

By:
Name:

[Signature Page to Employee Warrant Agreement]